Steven A. Malsin
ATTORNEY AT LAW
ADMITTED TO PRACTICE IN NEW YORK
237 UPPER SHAD ROAD, POUND RIDGE, NY
(914)764-9643 FAX (914)764-1940
SAMLAW@OPTONLINE.NET

July 10 2007

Board of Directors
Forward Industries, Inc.
1801 Green Road, Suite E
Pompano Beach, FL 33064

Ladies and Gentlemen:

I am acting as counsel to Forward Industries, Inc., a New York corporation (the “Company”), in connection with its registration statement on Form S-8 (the "Registration Statement") relating to the registration of 400,000 shares (the "Shares") of common stock, par value $.01 per share (“common stock”), of the Company, issuable upon (i) the grant and vesting of restricted common stock and (ii) common stock issuable upon exercise of stock options, in each case under the Forward Industries, Inc. 2007 Equity Incentive Plan (the “Plan”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), as to the legality of the Shares in connection with the Registration Statement.

For purposes of this opinion letter, I have examined copies of the following documents:

  An executed copy of the Registration Statement.

  A copy of the Plan, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

  The Certificate of Incorporation, as amended, of the Company as certified by the Secretary of State of the State of New York on June 22, 2007, and by the Assistant Secretary of the Company on the date hereof as then complete, accurate and in effect.

  The By-Laws, as amended, of the Company as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

  Resolutions of the Board of Directors of the Company adopted on February 6, 2007, and by unanimous written consent as of June 25, 2007, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

In my examination of the aforesaid documents, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us the authenticity of all original documents, the conformity to authentic original documents of all documents submitted to us as copies (including telecopies), the lack of any undisclosed termination, modification, waiver or amendment to any such document and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares, as the case may be, will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and representations made to us by representatives of the Company and have assumed the current accuracy and completeness of the information obtained from such documents and representations. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the New York Business Corporation Law, as amended.  We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.  As used herein, the term “New York Business Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the New York Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, I am of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable.

This opinion letter has been prepared for your use in connection with the filing of the Registration Statement and speaks as of the date hereof.  I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.  In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

Steven A. Malsin, Esq.